Exhibit 99

News Release

Contact:	Randy Belote (Media)
703-280-2720
randy.belote@ngc.com

Steve Movius (Investors)
703-280-4575
steve.movius@ngc.com
Northrop Grumman Reports Third Quarter 2016 Financial Results

•	Q3 Sales Increase 3 Percent to $6.2 Billion

•	Q3 EPS Increase 22 Percent to $3.35

•	Q3 Cash from Operations of $738 Million; Q3 Free Cash Flow[1] of $601 Million

•	2.2 Million Shares Repurchased for Approximately $470 Million

•	2016 EPS Guidance Range Increased to $11.55 to $11.75

FALLS CHURCH, Va. – Oct. 26, 2016 – Northrop Grumman Corporation (NYSE: NOC) reported third quarter 2016 sales of $6.2 billion, a 3 percent increase over sales of $6.0 billion in the third quarter of 2015. Third quarter 2016 net earnings increased 17 percent to $602 million, or $3.35 per diluted share, from $516 million, or $2.75 per diluted share, in the third quarter of 2015. As previously disclosed, third quarter results include a federal tax benefit of $42 million, or $0.23 per diluted share. The company also recorded pre-tax benefits totaling $55 million, or $0.20 per diluted share, for two unallocated corporate items. Third quarter 2016 diluted earnings per share are based on 179.6 million weighted average diluted shares outstanding compared with 187.9 million in the prior year period, a 4 percent decline. The company repurchased 2.2 million shares of its common stock in the third quarter of 2016. As of Sept. 30, 2016, $3.1 billion remained on the company's share repurchase authorization.
“Our third quarter results demonstrate that we continue to build a strong foundation for profitable growth over the long term. Congratulations to our entire team for another solid quarter,” said Wes Bush, chairman, chief executive officer and president.

[1]	Non-GAAP metric — see definitions at the end of this earnings release.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Third Quarter 2016 Financial Results	2

Table 1 — Financial Highlights

	Third Quarter		Nine Months
($ in millions, except per share amounts)	2016	2015	2016	2015
Sales	$6,155	$5,979	$18,111	$17,832
Segment operating income[1]	731	726	2,163	2,203
Segment operating margin rate[1]	11.9%	12.1%	11.9%	12.4%
Operating income	826	794	2,362	2,387
Operating margin rate	13.4%	13.3%	13.0%	13.4%
Net earnings	602	516	1,675	1,531
Diluted EPS	3.35	2.75	9.23	7.89
Net cash provided by operating activities	738	557	1,282	529
Free cash flow[1]	601	455	674	195

Pension-adjusted Operating Highlights
Operating income	826	794	2,362	2,387
Net FAS/CAS pension adjustment[1]	(91)	(97)	(234)	(261)
Pension-adjusted operating income[1]	$735	$697	$2,128	$2,126
Pension-adjusted operating margin rate[1]	11.9%	11.7%	11.7%	11.9%

Pension-adjusted Per Share Data
Diluted EPS	$3.35	$2.75	$9.23	$7.89
Pre-tax net pension adjustment per share[1]	(0.51)	(0.52)	(1.29)	(1.34)
Tax effect on net pension adjustment per share	0.18	0.18	0.45	0.47
After-tax net pension adjustment per share[1]	(0.33)	(0.34)	(0.84)	(0.87)
Pension-adjusted diluted EPS[1]	$3.02	$2.41	$8.39	$7.02
Weighted average shares outstanding — Basic	178.1	185.8	179.8	191.8
Dilutive effect of share-based awards	1.5	2.1	1.7	2.2
Weighted average shares outstanding — Diluted	179.6	187.9	181.5	194.0

[1]	Non-GAAP metric — see definitions at the end of this earnings release.
Third quarter operating income increased 4 percent and operating margin rate increased 10 basis points to 13.4 percent and includes lower unallocated corporate expense and lower net FAS/CAS pension adjustment. Third quarter 2016 segment operating income increased to $731 million, and segment operating margin rate decreased 20 basis points to 11.9 percent. Third quarter unallocated corporate expense benefited from $30 million recognized for state tax refunds claimed on prior year tax returns and $25 million recognized for estimated prior year overhead claim recoveries, partially offset by an increase in provisions for environmental remediation.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Third Quarter 2016 Financial Results	3

Table 2 — Cash Flow Highlights

	Third Quarter		Nine Months
($ millions)	2016	2015	2016	2015
Net cash provided by operating activities	$738	$557	$1,282	$529
Less: capital expenditures	(137)	(102)	(608)	(334)
Free cash flow[1]	$601	$455	$674	$195

[1]	Non-GAAP metric — see definitions at the end of this earnings release.
Third quarter 2016 cash provided by operating activities totaled $738 million compared to $557 million provided in the third quarter of 2015. Third quarter 2016 free cash flow totaled $601 million after capital expenditures of $137 million.
Year to date through Sept. 30, 2016, cash provided by operations improved to $1.3 billion from $529 million in 2015, and free cash flow improved to $674 million from $195 million in 2015. In the first quarter of 2015 the company made a $500 million discretionary pension contribution, which reduced cash from operations and free cash flow by $325 million on an after-tax basis.
Year-to-date changes in cash and cash equivalents include the following for cash from operating, investing and financing activities through Sept. 30, 2016:
Operating

•	$1.3 billion provided by operations

Investing

•	$608 million for capital expenditures including $239 million for the purchase of facilities previously leased by Mission Systems

Financing

•	$1.1 billion for repurchase of common stock

•	$482 million for dividends

•	$107 million for repayment of long-term debt

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Third Quarter 2016 Financial Results	4

2016 Guidance
The company’s 2016 financial guidance is based on the spending levels provided for in the Bipartisan Budget Act of 2015 and the Consolidated Appropriations Act of 2016. The guidance assumes no disruption to or cancellation of any of our significant programs and no disruption to or shutdown of government operations. Guidance for 2016 also assumes adequate appropriations and funding for the company’s programs in the first quarter of the U.S. government’s fiscal year 2017.

2016 Guidance
($ in millions, except per share amounts)	As of 7/27/16			As of 10/26/16

Sales	23,500	—	24,000	23,900	—	24,100

Segment operating margin %[1]	High 11%			High 11%

Net FAS/CAS pension adjustment[1]	~275			~310

Operating margin %	Low 12%			Mid to High 12%

Effective tax rate %	~25.5%			~25%

Diluted EPS	10.75	—	11.00	11.55	—	11.75

Capital expenditures	800	—	1,000	800	—	1,000

Free cash flow[1]	1,500	—	1,800	1,500	—	1,800

[1] Non-GAAP metric - see definitions at the end of this earnings release.
Estimated capital expenditures in 2016 reflect increased programmatic requirements and $239 million for the purchase of Mission Systems facilities. These investments support the company's continued focus on cost reduction, affordability and competitiveness.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Third Quarter 2016 Financial Results	5

Table 3 — Business Results
Effective Jan. 1, 2016, the company realigned from four to three segments: Aerospace Systems, Mission Systems and Technology Services. Operating results for all periods presented have been recast to reflect this realignment.
Consolidated Sales & Segment Operating Income1,2

	Third Quarter			Nine Months
($ millions)	2016	2015	Change	2016	2015	Change
Sales
Aerospace Systems	$2,782	$2,544	9%	$7,956	$7,540	6%
Mission Systems	2,698	2,723	(1%)	8,081	8,062	—
Technology Services	1,190	1,193	—	3,617	3,698	(2%)
Intersegment eliminations	(515)	(481)		(1,543)	(1,468)
	6,155	5,979	3%	18,111	17,832	2%
Segment operating income[1]
Aerospace Systems	311	298	4%	909	929	(2%)
Mission Systems	351	355	(1%)	1,055	1,047	1%
Technology Services	130	128	2%	387	389	(1%)
Intersegment eliminations	(61)	(55)		(188)	(162)
Segment operating income[1]	731	726	1%	2,163	2,203	(2%)
Segment operating margin rate[1]	11.9%	12.1%	(20) bps	11.9%	12.4%	(50) bps
Reconciliation to operating income
Net FAS/CAS pension adjustment[1]	91	97	(6%)	234	261	(10%)
Unallocated corporate expenses	5	(29)	117%	(31)	(76)	59%
Other	(1)	—	NM	(4)	(1)	(300%)
Operating income	826	794	4%	2,362	2,387	(1%)
Operating margin rate	13.4%	13.3%	10 bps	13.0%	13.4%	(40) bps
Interest expense	(74)	(75)	1%	(224)	(226)	1%
Other, net	17	10	70%	37	8	363%
Earnings before income taxes	769	729	5%	2,175	2,169	—
Federal and foreign income tax expense	(167)	(213)	22%	(500)	(638)	22%
Net earnings	$602	$516	17%	$1,675	$1,531	9%

[1]	Non-GAAP metric — see definitions at the end of this earnings release.
[2]	Schedule 4 provides annual segment information in the realigned structure for years 2013-2015 and quarterly information for 2015.
Third quarter 2016 operating income increased 4 percent due to a $34 million improvement in corporate unallocated expenses and higher segment operating income, partially offset by a lower net FAS/CAS pension adjustment.
For the third quarter of 2016, federal and foreign income tax expense declined to $167 million from $213 million in 2015; the company's effective tax rate decreased to 21.7 percent from 29.2 percent due to a $42 million federal tax benefit recognized in connection with resolution of the Internal Revenue Service examination of the company's 2007-2011 tax returns as well as the extension of the research tax credit.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Third Quarter 2016 Financial Results	6

Aerospace Systems ($ millions)

	Third Quarter			Nine Months
	2016	2015	Change	2016	2015	Change
Sales	$2,782	$2,544	9.4%	$7,956	$7,540	5.5%
Operating income	311	298	4.4%	909	929	(2.2%)
Operating margin rate	11.2%	11.7%		11.4%	12.3%
Aerospace Systems third quarter 2016 sales increased 9 percent due to higher volume for Manned Aircraft and Autonomous Systems, partially offset by lower volume for Space programs. Manned Aircraft sales rose due to higher volume for restricted activities and the F-35 and E-2D programs, partially offset by fewer F/A-18 deliveries. Higher sales in Autonomous Systems reflects higher volume across a number of programs, primarily Triton and Global Hawk, partially offset by lower volume on NATO Alliance Ground Surveillance as that program ramps down. The decline in Space sales is due to lower volume on the Advanced Extremely High Frequency program, partially offset by higher volume on several other programs.
Aerospace Systems third quarter 2016 operating income increased 4 percent and operating margin rate declined to 11.2 percent. Higher operating income is due to increased sales volume, and margin rate reflects a lower margin rate in Manned Aircraft due to changes in contract mix, partially offset by improved performance on Autonomous Systems programs.
Mission Systems ($ millions)

	Third Quarter			Nine Months
	2016	2015	Change	2016	2015	Change
Sales	$2,698	$2,723	(0.9%)	$8,081	$8,062	0.2%
Operating income	351	355	(1.1%)	1,055	1,047	0.8%
Operating margin rate	13.0%	13.0%		13.1%	13.0%
Mission Systems third quarter 2016 sales decreased 1 percent due to lower volume for Sensors and Processing programs and Advanced Capabilities programs, partially offset by higher volume for Cyber and ISR programs. Sensors and Processing sales decreased primarily due to lower volume on international and combat avionics programs, partially offset by higher volume on communications programs. Lower Advanced Capabilities sales reflect lower volume on navigation and maritime programs, partially offset by higher volume for restricted activities. The sales increase for Cyber and ISR is due to higher volume on cyber solutions programs.
Mission Systems third quarter 2016 operating income decreased 1 percent, consistent with lower sales volume, and operating margin rate was unchanged at 13.0 percent.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Third Quarter 2016 Financial Results	7

Technology Services ($ millions)

	Third Quarter			Nine Months
	2016	2015	Change	2016	2015	Change
Sales	$1,190	$1,193	(0.3%)	$3,617	$3,698	(2.2%)
Operating income	130	128	1.6%	387	389	(0.5%)
Operating margin rate	10.9%	10.7%		10.7%	10.5%
Technology Services third quarter 2016 sales were comparable to the prior year period and include lower volume for Advanced Defense Services, partially offset by higher volume for Systems Modernization and Services programs and Global Logistics and Modernization programs.
Technology Services third quarter 2016 operating income increased 2 percent, and operating margin rate increased 20 basis points to 10.9 percent. Higher operating income and margin rate reflect improved performance.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Third Quarter 2016 Financial Results	8

About Northrop Grumman
Northrop Grumman will webcast its earnings conference call at noon Eastern time on Oct. 26, 2016. A live audio broadcast of the conference call will be available on the investor relations page of the company’s website at www.northropgrumman.com.
Northrop Grumman is a leading global security company providing innovative systems, products and solutions in autonomous systems, cyber, C4ISR, strike, and logistics and modernization to customers worldwide. Please visit www.northropgrumman.com for more information.

Forward-Looking Statements
This earnings release and the information we are incorporating by reference contain statements, other than statements of historical fact, that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “intend,” “may,” “could,” “plan,” “project,” “forecast,” “believe,” “estimate,” “guidance,” “outlook,” “anticipate,” “trends,” “goals” and similar expressions generally identify these forward-looking statements.
Forward-looking statements include, among other things, statements relating to our future financial condition, results of operations and cash flows. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made, but which may change over time. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Specific risks that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include, but are not limited to, those identified and discussed more fully in the section entitled “Risk Factors” in our 2015 Annual Report on Form 10-K. They include:

•	our dependence on the U.S. Government for a substantial portion of our business

•	significant delays or reductions in appropriations for our programs and U.S. Government funding more broadly

•	investigations, claims and/or litigation

•	our exposure to additional risks as a result of our international business

•	the improper conduct of employees, agents, business partners or joint ventures in which we participate and the impact on our reputation and our ability to do business

•	the use of estimates when accounting for our contracts and the effect of contract cost growth and/or changes in estimated contract revenues and costs

•	cyber and other security threats or disruptions faced by us, our customers or our partners

•
the future investment performance of plan assets, changes in actuarial assumptions associated with our pension and other post-retirement benefit plans and related legislative or other regulatory actions

•	the performance and financial viability of our subcontractors and suppliers and the availability and pricing of materials and components

•	increased competition within our markets and bid protests

•	changes in procurement and other laws, regulations and practices applicable to our industry, findings by the U.S. Government, and changes in our customers’ business practices

•	natural and/or environmental disasters

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Third Quarter 2016 Financial Results	9

•	the adequacy and availability of our insurance coverage, customer indemnifications or other liability protections

•	products and services we provide related to nuclear and other hazardous and high risk operations, which subject us to various environmental, regulatory, financial, reputational and other risks

•	changes in business conditions that could impact business investments and/or recorded goodwill or the value of other long-lived assets

•	inability to develop new products and technologies and maintain technologies, facilities, equipment and a qualified workforce to win new competitions and meet the needs of our customers

•	inability to meet performance obligations under our contracts

•	unforeseen environmental costs

•	our ability to protect our intellectual property rights

•	unanticipated changes in our tax provisions or exposure to additional tax liabilities

•	our potential exposure to claims, liabilities and reputational harm relating to our former Shipbuilding business
Additional information regarding these risks and other important factors can be found in the section entitled “Risk Factors” in our 2015 Annual Report on Form 10-K and as disclosed in this report and from time to time in our other filings with the SEC.
You are urged to consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of forward-looking statements. These forward-looking statements speak only as of the date this report is first filed or, in the case of any document incorporated by reference, the date of that document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
This release and the attachments also contain non-GAAP financial measures. A reconciliation to the nearest GAAP measure and a discussion of the company's use of these measures are included in this release or the attachments.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

SCHEDULE 1
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
$ in millions, except per share amounts	2016	2015	2016	2015
Sales
Product	$3,721	$3,615	$10,759	$10,553
Service	2,434	2,364	7,352	7,279
Total sales	6,155	5,979	18,111	17,832
Operating costs and expenses
Product	2,760	2,633	7,992	7,743
Service	1,907	1,889	5,819	5,763
General and administrative expenses	662	663	1,938	1,939
Operating income	826	794	2,362	2,387
Other (expense) income
Interest expense	(74)	(75)	(224)	(226)
Other, net	17	10	37	8
Earnings before income taxes	769	729	2,175	2,169
Federal and foreign income tax expense	167	213	500	638
Net earnings	$602	$516	$1,675	$1,531

Basic earnings per share	$3.38	$2.78	$9.32	$7.98
Weighted-average common shares outstanding, in millions	178.1	185.8	179.8	191.8

Diluted earnings per share	$3.35	$2.75	$9.23	$7.89
Weighted-average diluted shares outstanding, in millions	179.6	187.9	181.5	194.0

Net earnings (from above)	$602	$516	$1,675	$1,531
Other comprehensive income
Change in unamortized benefit plan costs, net of tax	101	96	302	288
Change in cumulative translation adjustment	(6)	(15)	(19)	(31)
Other, net	(1)	1	(1)	—
Other comprehensive income, net of tax	94	82	282	257
Comprehensive income	$696	$598	$1,957	$1,788

SCHEDULE 2
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

	September 30, 2016	December 31, 2015
$ in millions
Assets
Cash and cash equivalents	$1,103	$2,319
Accounts receivable, net	3,659	2,841
Inventoried costs, net	797	807
Prepaid expenses and other current assets	212	367
Total current assets	5,771	6,334
Property, plant and equipment, net of accumulated depreciation of $4,945 in 2016 and $4,849 in 2015	3,334	3,064
Goodwill	12,464	12,460
Deferred tax assets	1,239	1,409
Other non-current assets	1,292	1,157
Total assets	$24,100	$24,424

Liabilities
Trade accounts payable	$1,325	$1,282
Accrued employee compensation	1,257	1,195
Advance payments and amounts in excess of costs incurred	1,306	1,537
Other current liabilities	1,218	1,443
Total current liabilities	5,106	5,457
Long-term debt, net of current portion	6,387	6,386
Pension and other post-retirement benefit plan liabilities	6,009	6,172
Other non-current liabilities	831	887
Total liabilities	18,333	18,902

Shareholders’ equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $1 par value; 800,000,000 shares authorized; issued and outstanding: 2016—176,784,423 and 2015—181,303,083	177	181
Paid-in capital	—	—
Retained earnings	10,628	10,661
Accumulated other comprehensive loss	(5,038)	(5,320)
Total shareholders’ equity	5,767	5,522
Total liabilities and shareholders’ equity	$24,100	$24,424

SCHEDULE 3
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30
$ in millions	2016	2015
Operating activities
Net earnings	$1,675	$1,531
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	322	329
Stock-based compensation	61	70
Excess tax benefits from stock-based compensation	—	(111)
Deferred income taxes	(13)	165
Changes in assets and liabilities:
Accounts receivable, net	(830)	(463)
Inventoried costs, net	14	(130)
Prepaid expenses and other assets	(144)	27
Accounts payable and other liabilities	(292)	(958)
Income taxes payable	218	403
Retiree benefits	318	(318)
Other, net	(47)	(16)
Net cash provided by operating activities	$1,282	$529

Investing activities
Capital expenditures	(608)	(334)
Other, net	3	36
Net cash used in investing activities	(605)	(298)

Financing activities
Common stock repurchases	(1,149)	(2,864)
Net proceeds from issuance of long-term debt	—	600
Payments of long-term debt	(107)	—
Cash dividends paid	(482)	(458)
Payments of employee taxes withheld from share-based awards	(152)	(183)
Other, net	(3)	103
Net cash used in financing activities	(1,893)	(2,802)
Decrease in cash and cash equivalents	(1,216)	(2,571)
Cash and cash equivalents, beginning of year	2,319	3,863
Cash and cash equivalents, end of period	$1,103	$1,292

SCHEDULE 4
NORTHROP GRUMMAN CORPORATION
REALIGNED SEGMENTS
SUMMARY OPERATING RESULTS
(Unaudited)

	SALES							SEGMENT OPERATING INCOME [1]
	2013	2014	2015	2015				2013	2014	2015	2015
	Total	Total	Total	Three Months Ended				Total	Total	Total	Three Months Ended
($ in millions)	Year	Year	Year	Mar 31	Jun 30	Sep 30	Dec 31	Year	Year	Year	Mar 31	Jun 30	Sep 30	Dec 31
AS REPORTED [2]
Aerospace Systems	$10,014	$9,997	$10,004	$2,498	$2,512	$2,563	$2,431	$1,215	$1,315	$1,220	$315	$322	$303	$280
Electronic Systems	7,149	6,951	6,842	1,681	1,683	1,767	1,711	1,226	1,148	1,068	247	265	275	281
Information Systems	6,596	6,222	5,894	1,574	1,485	1,472	1,363	633	611	616	166	150	146	154
Technical Services	2,843	2,799	2,838	770	720	695	653	262	261	254	68	67	64	55
Intersegment Eliminations	(1,941)	(1,990)	(2,052)	(566)	(504)	(518)	(464)	(256)	(236)	(238)	(61)	(62)	(62)	(53)
Total	$24,661	$23,979	$23,526	$5,957	$5,896	$5,979	$5,694	$3,080	$3,099	$2,920	$735	$742	$726	$717

REALIGNED [3]
Aerospace Systems	$9,999	$9,910	$9,940	$2,498	$2,498	$2,544	$2,400	$1,214	$1,285	$1,205	$312	$319	$298	$276
Mission Systems	11,468	11,001	10,674	2,711	2,628	2,723	2,612	1,619	1,557	1,410	344	348	355	363
Technology Services	4,992	4,902	4,819	1,267	1,238	1,193	1,121	464	461	514	133	128	128	125
Intersegment Eliminations	(1,798)	(1,834)	(1,907)	(519)	(468)	(481)	(439)	(217)	(204)	(209)	(54)	(53)	(55)	(47)
Total	$24,661	$23,979	$23,526	$5,957	$5,896	$5,979	$5,694	$3,080	$3,099	$2,920	$735	$742	$726	$717

1	Non-GAAP metric — see definitions at the end of this earnings release.
2
"As reported" summary operating results for the years ended December 31, 2013, 2014 and 2015 and the three months ended March 31, June 30, September 30 and December 31, 2015 reflect our former organizational structure and reportable segments and were previously disclosed in the company's filings with the Securities and Exchange Commission (SEC).

3
"Realigned" summary operating results for the years ended December 31, 2013, 2014 and 2015 and the three months ended March 31, June 30, September 30 and December 31, 2015 were recast to reflect the changes in the company's organizational structure and reportable segments from four to three effective January 1, 2016 as described in the company's Form 8-K filed with the SEC on April 27, 2016. The three current sectors are Aerospace Systems, Mission Systems and Technology Services.

Northrop Grumman Reports Third Quarter 2016 Financial Results	14

Non-GAAP Financial Measures Disclosure: This earnings release contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC (Securities and Exchange Commission) Regulation G and indicated by a footnote in the text of the release. While we believe investors and other users of our financial statements may find these non-GAAP financial measures useful in evaluating our financial performance and operational trends, they should be considered as supplemental in nature, and therefore, should not be considered in isolation or as a substitute for financial information prepared in accordance with GAAP. Definitions are provided for the non-GAAP measures and reconciliations are provided in the body of the release. References to a “Table” in the definitions below relate to tables in the body of this earnings release. Other companies may define these measures differently or may utilize different non-GAAP measures.
Free cash flow: Net cash provided by operating activities less capital expenditures. We use free cash flow as a key factor in our planning for, and consideration of, acquisitions, stock repurchases and the payment of dividends. This measure may be useful to investors and other users of our financial statements as a supplemental measure of our cash performance, but should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. Free cash flow is reconciled in Table 2.
Pension-adjusted metrics: For financial statement purposes, we account for our employee pension plans in accordance with GAAP under FAS (GAAP Financial Accounting Standards). However, the cost of these plans is charged to our contracts in accordance with the Federal Acquisition Regulation (FAR) and the related U.S. Government Cost Accounting Standards (CAS) that govern such plans. We use pension-adjusted metrics as internal measures of financial performance and for performance-based compensation decisions. We believe each of the following pension-adjusted measures may be useful to investors and other users of our financial statements in evaluating our performance based upon the pension costs charged to our contracts.
Net FAS/CAS pension adjustment: The difference between pension expense charged to contracts and included as cost in segment operating income in accordance with CAS and pension expense determined in accordance with FAS. Net FAS/CAS pension adjustment is presented in Table 1.
Pension-adjusted operating income: Operating income before the net FAS/CAS pension adjustment as defined above. Pension-adjusted operating income is reconciled in Table 1.
Pension-adjusted operating margin rate: Pension-adjusted operating income as defined above, divided by sales. Pension-adjusted operating margin rate is reconciled in Table 1.
Pre-tax net pension adjustment per share: The per share impact, before tax, of the net FAS/CAS pension adjustment as defined above. Pre-tax net pension adjustment per share is presented in Table 1.
After-tax net pension adjustment per share: The per share impact, after tax at the statutory rate of 35 percent, of the net FAS/CAS pension adjustment as defined above. After-tax net pension adjustment per share is presented in Table 1.
Pension-adjusted diluted EPS: Diluted EPS excluding the after-tax net pension adjustment per share as defined above. Pension-adjusted diluted EPS is reconciled in Table 1.
Segment operating income: Total earnings from our three segments including allocated pension expense recognized under CAS, and excluding unallocated corporate items and FAS pension expense. We believe this measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the financial performance and operational trends of our sectors. Segment operating income is reconciled in Table 3.
Segment operating margin rate: Segment operating income as defined above, and reconciled in Table 3, divided by sales. We believe this measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the financial performance and operational trends of our sectors.

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Northrop Grumman Corporation
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